Exhibit 10.1

THE KELLER MANUFACTURING COMPANY, INC.

2003
STOCK OPTION PLAN

         The Keller Manufacturing Company, Inc. (the "Company") hereby adopts this 2003 Stock Option Plan (the "Plan").

Section 1 — PURPOSE

        The Company adopted the Plan to, among other things, (a) increase the profitability and growth of the Company; (b) provide competitive compensation while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Company’s success.

Section 2 — DEFINITIONS

        For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

        2.1         “Board” shall mean the Board of Directors of the Company.

        2.2         “Change of Control” of the Company shall mean (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote 50% or more of the outstanding Stock, by any person or by two or more persons acting together, except an acquisition from the Company or an acquisition by the Company, the Company’s management, or by a Company sponsored employee benefit plan, or (iii) the business of the Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise; or (iv) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease, for any reason, to constitute at least a majority thereof, unless the election or nomination of election for each new Director was approved by the vote of at least two-thirds of the Directors in office at the beginning of the period. For purposes of this Section 2.2, the term “person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, government or instrumentality of the government, and customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of the Stock or any other class of common stock of the Company shall be disregarded.

        2.3         “Chairman” shall mean the Chairman of the Committee.

        2.4         “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

        2.5         “Committee” shall mean the Compensation Committee appointed by the Board from time to time pursuant to Section 4.1, which shall administer the Plan. In the event of any Committee action with regard to Options held by or an Option grant to a member of the Committee, that member shall abstain from such action.

        2.6         “Director” means a voting member of the Board, excluding any person who serves solely in an advisory capacity or as a director emeritus.

        2.7         “Disability” shall mean a permanent disability within the meaning of Section 22(e) of the Code.

        2.8         “Eligible Person” means an Employee who is eligible to be granted an Option under the Plan.

        2.9         “Employees” shall mean an employee of the Company or any of its Subsidiaries who has been designated by the Committee, under the criteria in Section 5, as eligible to participate in the Plan.

        2.10         “Fair Market Value” shall mean, as of any date, the fair market value of Stock determined as follows:

                         (i)        If the Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, or the over-the-counter market as quoted by the National Quotation Bureau Incorporated, or any similar successor organization, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, or, if no bids or sales that day, the average of the prior five days), as quoted on such system or exchange, or, if quoted on more than one, the average of those quoted; or

                         (ii)        In the absence of an established market for the Stock as described in (i) above, the Fair Market Value thereof shall be the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

        2.11         “Incentive Stock Option” shall mean an option to purchase Stock granted under Section 6 of the Plan which is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        2.12         “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

        2.13         “Nonqualified Stock Option” shall mean an option to purchase Stock granted under Section 6 of the Plan which is not intended to be an Incentive Stock Option.

        2.14         “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

        2.15         “Option Period” shall mean the period from the date of the grant of an Option to the date when the period for exercise of an Option expires as stated in the terms of the Stock Option Agreement.

        2.16         “Optionee” shall mean an Employee who has been granted an Option to purchase shares of Stock under the provisions of the Plan.

        2.17         “Plan” shall mean The Keller Manufacturing Company, Inc. 2003 Stock Option Plan.

        2.18         “Reporting Person” means an Officer, Director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

        2.19         “Retirement” shall mean Termination of Employment with the Company or any of its Subsidiaries after attaining age 65 (or earlier with the Company’s or the Subsidiary’s consent).

        2.20         “Stock” shall mean the Company’s voting common stock of no par value per share.

        2.21         “Stock Option Agreement” shall mean an agreement or certificate between an Optionee and the Company covering the specific terms and conditions of an Option.

        2.22         “Subsidiary” or “Subsidiaries” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

        2.23         “Termination” shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or any of its Subsidiaries. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee.

Section 3 — STOCK SUBJECT TO THE PLAN

        3.1         Authorized Stock.        Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Option under the Plan shall be 585,000 shares of Stock. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or shares acquired on the public market or from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercises hereunder.

        3.2         Effect of Expirations.         If any Option granted under the Plan expires or terminates without exercise, the Stock no longer subject to such Option shall be available to be re-awarded under the Plan.

        3.3         Adjustments in Authorized Shares.        In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Options; provided that the number of shares subject to any Option shall always be a whole number. If any adjustment under this Section would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code. If the Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, except as provided in Section 9.8, each Optionee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled if such Option had been exercised immediately prior to such merger, consolidation, or share exchange and the Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option. A merger or consolidation which results in the receipt of part of all cash consideration by the Company’s shareholders may, in the committee’s discretion, wholly or partly effect a deemed exercise and payment (or lapse if the cash payable is less than the Option’s exercise price) of an Option upon the closing of such a transaction. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

Section 4 — ADMINISTRATION

        4.1         Committee Governance.        This Plan shall be administered by the Committee which shall consist of three or more Independent Directors appointed by the Board, and in a manner that shall permit Options to qualify for the exemption set forth in Rule 16b-3 under the Exchange Act and as performance-based compensation under Section 162(m) of the Code. The number of members of the Committee shall be determined by the Board. The Board shall add or remove members from the Committee as it sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

        4.2         Committee to Interpret Plan.        Subject to the express terms and conditions of the Plan, the Committee shall have sole power (i) to construe and interpret the Plan; (ii) to establish, amend or waive rules for its administration; (iii) to determine and accelerate the exercisability of any Option; (iv) to correct inconsistencies in the Plan or in any Stock Option Agreement, or any other instrument relating to an Option; and (v) subject to the provisions of Section 8, to amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Board or the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, adversely affect the rights of such person or persons.

        4.3         Exculpation.        No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for awards under it.

        4.4         Selection of Optionees.        The Committee shall have the authority to grant Options from time to time to such Eligible Persons as may be selected by it in its sole discretion.

        4.5         Decisions Binding.        All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan, including factual interpretations, shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Optionees and their estates and beneficiaries.

        4.6         Administration With Respect to Reporting Persons.        With respect to Options granted to Reporting Persons and Named Executives, the Plan shall be administered so as to permit such Options to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

        4.7         Stock Option Agreements.        Each Option granted to an Eligible Person under Section 6 of the Plan shall be evidenced by a Stock Option Agreement or a Certificate which shall be signed as authorized by the Committee and, if it requires covenants, representation or agreements from the Optionee as a condition to grant, by the Optionee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Stock Option Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented, as well as the terms of the original Stock Option Agreement, are not inconsistent with the provisions of the Plan. The Committee may condition any Option grant upon the agreement by the Eligible Person to such confidentiality, non-competition and non-solicitation covenants as the Committee deems appropriate. An Eligible Person who receives an Option under the Plan shall not, with respect to the Option requiring his signature, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Eligible Person has executed a Stock Option Agreement evidencing the Option and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Option. A certificate of option grant used as a Stock Option Agreement because the grant does not require any covenants to agreements from the Optionee as a condition to it, may be signed as authorized by the Committee and shall be effective upon the date so signed.

        4.8         Limitations on Options.

                 (a)         Subject to adjustment as provided in Section 3.3, the maximum number of shares of Stock that may be subject to Options newly-granted under the Plan to any one Eligible Person during any one fiscal year of the Company shall not exceed 400,000 shares. Such limit shall not be adjusted to restore shares of Stock with respect to which the related Option is terminated, surrendered or cancelled.

                 (b)         No part an Option may be exercised to the extent the exercise would cause the Optionee to have compensation from the Company and its affiliated companies for any year in excess of $1 million and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any portion of an Option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company’s or its affiliated companies’ compensation tax deduction, provided such exercise occurs before lapse of the Option, and otherwise complies with the terms and conditions of the Plan and Stock Option Agreement. Notwithstanding the foregoing, the Board may waive application of this Section 4.8 to any Optionee in its discretion.

Section 5 — ELIGIBILITY

        Employees of the Company and any of its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Company and its Subsidiaries are eligible for selection by the Committee under Section 4.4 to receive Options.

Section 6 — GRANT OF OPTIONS

        6.1         Grant.        Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan. A grant shall be deemed made on the date the Committee approves by a requisite vote to grant the Option, unless the resolution specifically defers the grant date to a later (but not earlier) date. If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code. All Options granted under the Plan shall be evidenced, as soon as practicable after grant, by a Stock Option Agreement in such form as the Committee may from time to time approve. All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Stock Option Agreement, which need not be the same in each case (but not inconsistent with the provisions of the Plan) as the Committee finds desirable.

        6.2         Option Price.        The purchase price per share of Stock covered by an Option shall be determined by the Committee and for Incentive Stock Options but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. Nonqualified Options may, in the Committee’s discretion, be granted with an Option Price of less than Fair Market value at the date of grant. An Incentive Stock Option granted to any person who, at the time the Option is granted, owns or is deemed to own within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

        6.3         Option Period.        The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Stock Option Agreement, no Option shall be exercisable later than ten years from the date of grant. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the date of grant. Options may expire prior to the end of the Option Period due to the Optionee’s Termination, as provided in Section 7, or in accordance with any provision of the Stock Option Agreement. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

        6.4         Limitation on Amount of Incentive Stock Options.         The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Optionee’s Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company, any Subsidiary or any parent corporation) shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 9.8 in excess of the $100,000 limit described herein shall be treated as a Nonqualified Stock Option for tax purposes.

        6.5         Nontransferability of Options.         No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee’s lifetime, only by the Optionee.

SECTION 7 — EXERCISE OF OPTIONS

        7.1         Exercise.         An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting an Option to an Eligible Person or as otherwise provided in this Section 7.

        7.2         Method of Exercise.        To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares of Stock to be purchased. Such notice shall be accompanied by payment in full in cash for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 10. If permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Stock owned by the Optionee for at least 12 months evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse (the number of Shares to based on the Fair Market Value of the Stock on the date the Option is exercised), or by any combination of cash or shares of Stock. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2.

        7.3         Termination.        After an Eligible Person’s Termination, an Option may be exercised, subject to adjustment as provided in Section 3.3 or 9.8, only with respect to the number of shares of Stock which the Eligible Person could have acquired by an exercise of the Option immediately before the Termination but in no event after the expiration date of the Option as specified in the applicable Stock Option Agreement. Except to the extent shorter or longer periods are provided in the Stock Option Agreement by the Committee, an Employee’s right to exercise an Option shall terminate:

                 (a)         At the expiration of three months (Incentive Stock Options) or one year (Nonqualified Stock Options) after the Employee’s Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable until one year following the Employee’s Retirement and be treated as a Nonqualified Stock Option for purposes of the Plan when it is exercised; or

                 (b)         At the expiration of one year in the event of Disability of the Employee; or

                 (c)         At the expiration of one year after the Employee’s death if the Employee’s Termination occurs by reason of death; any Option exercised under this subparagraph (c) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

                (d)         No later than three months after the Employee’s Termination of Employment for any reason other than Retirement, Disability or death.

Section 8 — AMENDMENTS AND TERMINATION

        8.1         Amendments and Termination.        The Committee may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

                 (a)         Impair or adversely affect the rights of an Optionee under an Option, without the Optionee’s consent; or,

                 (b)         Without the approval of the shareholders:

                         (i)         Increase the total amount of Stock which may be delivered under the Plan pursuant to Incentive Stock Options or the limit in Section 4.8 on grants to individual Eligible Persons, except as is provided in Section 3 of the Plan;

                         (ii)         Decrease the option price of any Incentive Stock Option to less than the option price on the date the Option was granted;

                         (iii)         Extend the maximum Option Period, or

                         (iv)         Extend the period during which Incentive Stock Options may be granted, as specified in Section 12.

        8.2         Conditions on Options.        In granting an Option, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Option is subject to the surrender for cancellation of any or all outstanding Options held by the Optionee. Any new Option made under this section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Option.

        8.3         Selective Amendments.        Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Optionees.

Section 9 — GENERAL PROVISIONS

        9.1         Unfunded Status of Plan.        The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Optionee, any rights that are greater than those of a general creditor of the Company.

        9.2         Transfers, Leaves of Absence and Other Changes in Employment Status.        For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Company, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Stock Option Agreement, shall determine the disposition of all Options made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

        9.3         Restrictions on Distribution of Stock.        Options shall not be exercisable unless the issuance of the Stock subject to the Options is the subject of an effective registration statement under the Securities Art of 1933, as amended, or unless, in the opinion of counsel to the Company, the issuance would be exempt from the registration requirements of the Securities Act of 1933, as amended.

        9.4         Assignment Prohibited.        Subject to the provisions of the Plan and the Stock Option Agreement, no Option shall be assigned, transferred, pledged or otherwise encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee. Options shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option contrary to the provisions of the Plan, or the levy of any process upon an Option, shall be null, void and without effect.

        9.5         Other Compensation Plans.        Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements.

        9.6         Limitation of Authority.        No person shall at any time have any right to receive an Option hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Option or to make any representation or warranty with respect thereto, except as granted by the Board or the Committee. Optionees shall have no rights in respect to any Option except as set forth in the Plan and the applicable Stock Option Agreement.

        9.7         No Right to Employment.        Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Stock Option Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained as an Employee of the Company or any Subsidiary.

        9.8         Change of Control.        If granted by the Committee in the Stock Option Agreement, in the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms. In the event of a Change of Control, each outstanding Option may be assumed or an equivalent option or right shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding Options or to substitute equivalent options or rights, then each Option, at the direction and discretion of the Committee, may (subject to such conditions, if any, as the Committee deems appropriate under the circumstances) be cancelled unilaterally by the Company in exchange for (a) a transfer to such Optionee of the number of whole shares of Stock, if any, equal in Fair Market Value to the then-difference between the exercise price of the Option and the Fair Market Value of the Stock issuable upon the Option’s exercise, or (b) a cash payment equal in to the then-difference between the exercise price of the Option and the Fair Market Value of the Stock issuable upon the Option’s exercise.

        9.9         Option Period.        No Option granted under the Plan shall be exercisable or payable more than 10 years from the date of grant.

        9.10         Not a Shareholder.        The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

        9.11         Headings.        The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

        9.12         Governing Law.        The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Commonwealth of Kentucky.

Section 10 — TAXES

        10.1         Tax Withholding.        All Optionees shall make arrangements satisfactory to the Committee to pay to the Company, at the time of exercise in the case of a Nonqualified Stock Option, any federal, state or local taxes required to be withheld with respect to such shares. If such Optionee shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

        10.2         Share Withholding.        If permitted by the Committee in the Stock Option Agreement, the tax withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value (determined on the date the amount required to be withheld is determined (the “Tax Date”)) equal to the minimum amount required to be withheld. Any Stock so withheld will not be counted against the number of shares available for issuance under Section 3.1 of the Plan. Any surrender by a Reporting Person of previously owned Stock to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3. All elections by an Optionee to have Stock withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                      (i)       the election must be made on or prior to the applicable Tax Date;

                      (ii)        once made, the election shall be irrevocable as to the Option or portion of an Option as to which the election is made; and

                      (iii)        all elections shall be subject to the consent or disapproval of the Committee.

Section 11 — EFFECTIVE DATE OF PLAN

        The Plan was adopted by the Board on August 13, 2003 (the “Effective Date”) and grants may be made hereunder beginning at that date; provided, however, that, if shareholder approval is not obtained for the Plan on or before 12 months following the Effective Date., all options hereunder shall be void and of no effect, and no Options may be issued hereunder which allow from exercise prior to receipt of shareholder approval.

Section 12 — TERM OF PLAN

        Unless terminated earlier by the Committee, no Option shall be granted under the Plan more than ten years after the Effective Date as defined in Section 11.

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